UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2010 Incentive Program Payouts

On August 4, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of Urologix, Inc. (the “Company”) recommended and the Board of Directors approved payouts to Stryker Warren, Jr., the Company’s Chief Executive Officer, and Gregory J. Fluet, the Company’s Chief Operating Officer, under the cash incentive program for fiscal year 2010 that was adopted on August 6, 2009 (the “2010 Incentive Program”). Brian J. Smrdel, who was appointed as the Company’s Chief Financial Officer on May 10, 2010, was not eligible to participate in the 2010 Incentive Program.

The performance goals under the 2010 Incentive Program for Messrs. Warren and Fluet consisted of the Company’s revenue for fiscal year 2010 and its cash balance at the end of fiscal year 2010, with the two financial measures weighted equally. The Company’s revenue for fiscal year 2010 met the minimum amount set by the Committee, but did not achieve the target amount set by the Committee. The Company’s cash balance at the end of fiscal year 2010 exceeded the maximum amount set by the Committee. Therefore, under the 2010 Program, Mr. Fluet will receive $42,750. The Committee exercised its discretion, upon the recommendation of Mr. Warren, to reduce Mr. Warren’s bonus amount to zero. Mr. Warren would have earned a bonus of $103,360.

Election of New Director

Upon recommendation of the Governance/Nominating Committee of the Board of Directors of the Company, the Board of Directors elected Christopher R. Barys to serve a term as a director ending at the Company’s Annual Meeting of Shareholders following fiscal year 2010. Mr. Barys’ election to the Board of Directors is effective August 6, 2010.

In connection with his election, the Board of Directors determined that Mr. Barys is an “Independent Director” under the Nasdaq Marketplace Rules. Following Mr. Barys’ election, the Company’s Board of Directors consists of four directors, three of whom are Independent Directors under the Nasdaq Marketplace Rules. Therefore, the Company complies with the continued listing requirement of Nasdaq Marketplace Rule 5605(b)(1) requiring a majority of the Company’s directors to be independent. The Company believes it has cured one of the two incidences of non-compliance with the continuing listing requirements disclosed by the Company in its Form 8-K dated June 30, 2010.

Mr. Barys was not named to any committees of the Board of Directors at the time of his election. The Board of Directors anticipates naming Mr. Barys to one or more committees of the Board of Directors after further review of committee requirements and assignments.

On August 10, 2010, the Company issued a press release regarding the election of Mr. Barys to the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release issued by Urologix, Inc. on August 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: August 10, 2010